UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2016
Date of Report (Date of earliest event reported)

DIAMANTE MINERALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55233	27-3816969
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

203 - 1634 Harvey Avenue
Kelowna, British Columbia	V1Y 6G2
(Address of principal executive offices)	(Zip Code)

250-860-8599
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On January 22, 2016, Diamante Minerals Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Blendcore LLC, a Delaware corporation (“Blendcore”), and Petaquilla Gold, S.A., a Panama corporation (“Petaquilla Gold”), pursuant to which the Company has agreed to advance a loan in the principal amount of US$250,000 to Blendcore (the “Loan”).

Petaquilla Gold, as the owner of the Molejon Gold Mine located in Donoso District, Colon Province of Panama (the “Mine”), has engaged Blendcore, as master contractor, to act as operator in connection with the restarting of the processing of stockpiled ore at the Mine. The Loan proceeds are to be applied by Blendcore in that capacity in accordance with a use-of-funds budget (the “Budget”) that has been annexed to the Loan Agreement.

Pursuant to the terms of the Loan Agreement, the Loan is to be advanced in three tranches as follows:

•	US$50,000 was advanced upon execution of the Loan Agreement;

•	US$100,000 will be within 2 weeks from the execution of the Loan Agreement; and

•	US$100,000 will be advanced as required in accordance with the Budget.

In exchange for the provision of the Loan, the Company is to receive a royalty of 12.5% on the first 1,000 ounces of gold produced per month for 12 months (the “Royalty Period”). The Royalty Period is to commence once production ramps up to 1,000 ounces per month. For monthly production between 1,001 and 2,000 ounces of gold per month, the Company is to receive a reduced royalty of 5%. In addition to the royalty stream, the Company has a right of first option to provide funding for the expansion and development of the Mine.

Under the terms of the Loan Agreement, the Loan is to be forgiven provided that there is at least 12,000 ounces of gold produced during the Royalty Period. Upon the completion of the Royalty Period, the Company has the option to extend the royalty for a further 12 month period through the provision of a second $250,000 loan on substantially the same terms as the initial Loan. This right shall survive the royalty agreement by a period of one year.

Petaquilla Gold and Blendcore have entered into a Collateral Assignment Agreement dated January 11, 2016 (the “Collateral Assignment Agreement”; a copy of which is annexed to the Loan Agreement), pursuant to which Petaquilla Gold has collaterally assigned to Blendcore such number of ounces of gold from that which is mined at the Mine as shall be necessary to enable Blendcore to satisfy its obligations to the Company under the Loan Agreement. By letter of authorization dated January 18, 2016, Petaquilla Gold has consented to the transfer by Blendcore to the Company Blendcore’s rights under the Collateral Assignment Agreement.

A copy of the Loan Agreement, including all schedules attached therein, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

2.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

10.1	Loan Agreement between Diamante Minerals, Inc., Blendcore LLC, and Petaquilla Gold, S.A., dated January 22, 2016.

99.1	News release dated February 3, 2016

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS INC.

	By:	/s/ Chad Ulansky
DATE: February 3, 2016
Chad Ulansky
Chairman and Chief Executive Officer

4.